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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(B)(2) _____

                            UNION PLANTERS BANK, N.A.
               (Exact name of trustee as specified in its charter)

                                   62-0859006
                      (I.R.S. employer identification No.)

            6200 POPLAR AVENUE, THIRD FLOOR, MEMPHIS, TENNESSEE 38119

       (Address of principal executive offices)                (Zip code)

                                  REGINA SHARPE
                           ASSISTANT VICE PRESIDENT &
                             CORPORATE TRUST OFFICER
                            UNION PLANTERS BANK, N.A.
                         6200 POPLAR AVENUE, THIRD FLOOR
                            MEMPHIS, TENNESSEE 38119
                                 (901) 580-5510
            (Name, Address and Telephone Number of Agent for Service)

                           KING PHARMACEUTICALS, INC.
               (Exact name of obligor as specified in its charter)

          TENNESSEE                                           54-1684963
(State or jurisdiction of                                  (I.R.S. employer
incorporation or organization)                             identification No.)

       501 FIFTH STREET
     BRISTOL, TENNESSEE                                           37620
(Address of principal executive office)                         Zip code)

                   10 3/4% SENIOR SUBORDINATED NOTES DUE 2009




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ITEM 1.  GENERAL INFORMATION

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                           Comptroller of the Currency, Washington, D.C.

                           Federal Deposit Insurance Corporation,
                           Washington, D.C.

                           Federal Reserve Bank, St. Louis, Missouri

         (b)      Whether it is authorized to exercise corporate trust powers.

                           Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

                  The obligor is not an affiliate of the trustee.

ITEM 3.  VOTING SECURITIES OF THE TRUSTEE.

         Furnish the following information as to each class of voting securities of the trustee:

                  All outstanding voting securities of the trustee are owned by Union Planters Holding Corporation, incorporated under the laws of Tennessee and headquartered at 7130 Goodlett Farms Parkway, Memphis, Tennessee ("Parent"). The following is information as to all outstanding voting securities of Parent as of the date hereof.

                               Col. A                 Col. B
                           Title of Class       Amount Outstanding
                           --------------       ------------------
                           Common Stock               1,000

ITEM 4.  TRUSTEESHIPS UNDER OTHER INDENTURES.

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture.

                            Not Applicable.

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                  Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other




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                  indenture, including a statement as to how the indenture
                  securities will rank as compared with the securities issued under such other indenture.

                          Not Applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

         If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                  None.

ITEM 6.  VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

         Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

         Col. A                      Col. B.                   Col. C                   Col. D
         Name of owner               Title of class           Amount owned              Percent of voting
                                                              beneficially              securities represented
                                                                                        by amount given in
                                                                                        Col. C
         -------------------        -----------------         --------------------      ---------------------------

                                                  Not Applicable

ITEM 7.  VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
         OFFICIALS.

         Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:

         Col. A                      Col. B.                   Col. C                   Col. D
         Name of owner               Title of class           Amount owned              Percent of voting
                                                              beneficially              securities represented
                                                                                        by amount given in
                                                                                        Col. C
         -------------------        -----------------         --------------------      ---------------------------

                                                  Not Applicable

ITEM 8.  SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.




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         Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

             Col. A                 Col. B                     Col. C                            Col. D

         Title of Class             Whether the securities    Amount owned beneficially          Percent of class
                                    are voting or nonvoting   or held as collateral              represented by
                                    securities                security for obligations           amount given
                                                              in default                         in Col. C
         ------------------         ------------------------  ---------------------------        --------------------
                                                  Not Applicable

ITEM 9.  SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

             Col. A                 Col. B                     Col. C                   Col. D

         Title of issuer            Amount Outstanding        Amount owned              Percent of class
         and title of classes                                 beneficially or           represented by
                                                              held as collateral        amount given in
                                                              security for              Col. C
                                                              obligations in
                                                              default by trustee
         ----------------------     -------------------       -------------------       ----------------------
                                                  Not Applicable

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

         If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

             Col. A                 Col. B                     Col. C                   Col. D

         Title of issuer            Amount Outstanding        Amount owned              Percent of class
         and title of classes                                 beneficially or           represented by
                                                              held as collateral        amount given in
                                                              security for              Col. C
                                                              obligations in
                                                              default by trustee
         ----------------------     ------------------        -------------------       ----------------------
                                                  Not Applicable





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ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON
         OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

             Col. A                 Col. B                     Col. C                   Col. D

         Title of issuer            Amount Outstanding        Amount owned              Percent of class
         and title of classes                                 beneficially or           represented by
                                                              held as collateral        amount given in
                                                              security for              Col. C
                                                              obligations in
                                                              default by trustee
         ----------------------     -------------------       ----------------------    -----------------------
                                                  Not Applicable

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

         Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                  Col. A                     Col. B                              Col. C
                  Nature of                  Amount                              Date
                  Indebtedness               Outstanding                         Due
            -----------------               ------------------                  -------------

                                                  Not Applicable

ITEM 13.  DEFAULTS BY THE OBLIGOR.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                 Not Applicable.

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                 Not Applicable




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ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

         If any underwriter is an affiliate of the trustee, describe each such affiliation.

                                 Not Applicable

ITEM 15. FOREIGN TRUSTEE

         Identify the order or rule pursuant to which the foreign trustee is authorized to at as sole trustee under indentures qualified or to be qualified under the Act.

                                 Not Applicable

ITEM 16. LIST OF EXHIBITS

         List below all exhibits filed as part of this statement of eligibility.

                  1. A copy of the articles of association of the trustee now in effect. *

                  2. A copy of the Certificate of Authority of the Trustee to Commence Business. *

                  3. A copy of the Authorization of the Trustee to exercise Corporate Trust Powers.*

                  4.       A copy of the existing By-Laws of the Trustee. *

                  5. A copy of each Indenture referred to in Item 4, if the Obligor is in default.

                                    Not Applicable.

                  6. The consent of the United States institutional trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  *Exhibits 1, 2, 3 and 4 are herein incorporated by reference to exhibits bearing identical numbers in Item 16 of the Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-1 of Buckeye Technologies, Inc. filed with the Securities and Exchange Commission on October 6, 1995 (Number 33-97836).


                                      NOTE

         In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, or any underwriter for the obligor, the undersigned Union Planters Bank, N.A. has relied upon information furnished to it by the obligor or such underwriter and the undersigned disclaims responsibility for the accuracy or completeness of such information.




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                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Union Planters Bank, N.A. a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Memphis, and State of Tennessee, on the __ day of ____, 1999.

                                         UNION PLANTERS BANK, N. A.
                                         (Trustee)



                                         ---------------------------------------
                                         By: Regina Sharpe
                                         Assistant Vice President and Corporate
                                         Trust Officer










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                                                                       Exhibit 5

                                 Not Applicable








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                                                                       Exhibit 6

                               CONSENT OF TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the sale by King Pharmaceuticals, Inc. of its 10 3/4% Senior Subordinated Notes Due 2009, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                        UNION PLANTERS BANK, N. A.
                                         (Trustee)



                                         ---------------------------------------
                                         By: Regina Sharpe
                                         Assistant Vice President and Corporate
                                         Trust Officer


Dated: __________, 1999






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                                                                       Exhibit 7

         The following is the latest report of condition of the Trustee at the close of business on December 31, 1998, published in response to call made by the Comptroller of the Currency of the United States of America, under Title 12, United States Code, Section 161, U.S. Revised Statutes.

                             Reserve District No. 8

                                Charter No. 13349











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             CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
            AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1998

         All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                           SCHEDULE RC - BALANCE SHEET

                           Dollar Amounts in Thousands

ASSETS
 1. Cash and balances-due from depository institutions (from Schedule RC-A):            RCF

    a. Noninterest-bearing balances and currency and coin (1)...........................0081    1,107,823    1.a

    b. Interest-bearing balances (2)....................................................0071       34,577    1.b

 2. Securities:

    a. Held-to-maturity securities (from Schedule RC-B, column A).......................1754            0    2.a

    b. Available-for-sale securities (from Schedule RC-B, column D).....................1773    7,410,152    2.b

 3. Federal funds sold and securities purchased under agreements to resell..............1350       74,623    3

 4. Loans and lease financing receivables:                                   RCF

    a. Loans and leases, net of unearned income (from Schedule RC-C)........ 2122   17,045,383               4.a

    b. LESS: Allowance for loan and lease losses............................ 3123      269,812               4.b

    c. LESS: Allocated transfer risk reserve................................ 3128            0               4.c

    d. Loans and leases, net of unearned income,                                        RCF

       allowance, and reserve (item 4.a minus 4.b and 4.c)..............................2125   16,775,571    4.d

 5. Trading assets (from Schedule RC-D).................................................3545      275,992    5.

 6. Premises and fixed assets (including capitalized leases)........................... 2145      478,574    6.

 7. Other real estate owned (from Schedule RC-M)....................................... 2150       21,721    7.

 8. Investments in unconsolidated subsidiaries and associated companies
(from Schedule RC-M)................................................................... 2130          945    8.





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
 9. Customers' liability to this bank on acceptances outstanding........................2155       39,858   9.

10. Intangible assets (from Schedule RC-M)..............................................2143      418,410   10.

11. Other assets (from Schedule RC-F)...................................................2160      768,950   11.

12. Total assets (sum of items 1 through 11)............................................2170   27,406,926   12.




(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.




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                            SCHEDULE RC - CONTINUED

                          Dollar Amounts in Thousands


LIABILITIES
13. Deposits:                                                                                  RCON

    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)..   CON          2200     21,316,039  13.a.

       (1) Noninterest-bearing (1)..............................................     6631    3,359,687                 13.a.1

       (2) Interest-bearing.....................................................     6636   17,956,352                 13.a.2

                                                                                               RCF
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs............     RCF          2200          1,471  13.b

       (1) Noninterest-bearing..................................................     6631            0                 13.b.1
       (2) Interest-bearing.....................................................     6636        1,471                 13.b.2
                                                                                               RCF
14. Federal funds purchased and securities sold under agreements to repurchase..........          2800      1,861,987  14
                                                                                               RCON
15. a. Demand notes issued to the U.S. Treasury.........................................          2840              0  15.a
                                                                                               RCF
    b. Trading liabilities (from Schedule RC-D).........................................          3548              0  15.b

16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):

   a. With a remaining maturity of one year or less.....................................          2332        310,254  16.a

   b. With a remaining maturity of more than one year through three years...............          A547        356,981  16.b

   c. With a remaining maturity of more than three years................................          A548        364,828  16.c

17. Not applicable

18. Bank's liability on acceptances executed and outstanding............................          2920         39,858  18

19. Subordinated notes and debentures (2)...............................................          3200        301,716  19

20. Other liabilities (from Schedule RC-G)..............................................          2930        624,660  20

21. Total liabilities (sum of items 13 through 20)......................................          2948     24,977,794  21

22. Not applicable

 EQUITY CAPITAL

23. Perpetual preferred stock and related surplus.......................................          3838              0  23

24. Common stock........................................................................          3230         18,047  24





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
25. Surplus (exclude all surplus related to preferred stock)............................          3839      1,444,151   25

26. a. Undivided profits and capital reserves.................................................... 3632        918,831   26.a

    b. Net unrealized holding gains (losses) on available-for-sale securities.................... 8434         48,103   26.b

27. Cumulative foreign currency translation adjustments.........................................  3284              0   27

28. Total equity capital (sum of items 23 through 27)............................................  210      2,429,132   28

29. Total liabilities and equity capital (sum of items 21 and 28).................................3300     27,406,926   29


 MEMORANDUM

 TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
 1. Indicate in the box at the right the number of the statement below that
    best describes the most comprehensive level of auditing work performed                       RCF
    for the bank by independent external auditors as of any date during 1998.................... 6724            N/A   M.1

1 = Independent audit of the bank conducted in accordance            4 = Directors' examination of the bank performed
    with generally accepted auditing standards by a certified            by other external auditors (may be required by
    state chartering public accounting firm which submits a              authority)
    report on the bank

2 = Independent audit of the bank's parent holding company           5 = Review of the bank's financial statements by
    conducted in accordance with generally accepted auditing             external auditors
    standards by a certified public accounting firm which            6 = Compilation of the bank's financial statements
    by submits a report on the consolidated holding company
    (but external auditors not on the bank separately)               7 = Other audit procedures (excluding tax
                                                                         preparation work)

3 = Directors' examination of the bank conducted in accordance       8 = No external audit work
    with generally accepted auditing standards by a certified
    public accounting firm (may be required by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited-life preferred stock and related surplus.




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